Exhibit 10.3

SECOND AMENDMENT TO LEASE AGREEMENT

This Second Amendment to Lease Agreement (this “Second Amendment”) is made and entered into by and between LIFE SCIENCE PLAZA INVESTMENT GROUP, LP, a Delaware limited partnership (“Landlord”), as successor-in-interest to Sheridan Hills Developments L.P. (“Original Landlord”), and BELLICUM PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), effective on and as of the date on which the Landlord executes this Second Amendment as set forth on the signature page hereto (the “Effective Date”).
W I T N E S S E T H
WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement originally entered into by and between Original Landlord and Tenant, dated as of May 6, 2015 (the “Original Lease”), as amended by that certain First Amendment to Lease Agreement, dated July 11, 2016 (the “First Amendment;” the Original Lease, as amended by the First Amendment, hereinafter the “Lease”), pursuant to which Tenant currently leases certain premises containing approximately 30,145 square feet of Net Rentable Area (the “Existing Premises”), which includes 958 square feet of Net Rentable Area of Interior Mechanical Space on the fourth (4th) floor and first (1st) floor of the building commonly known as Life Science Plaza, located at 2130 West Holcombe Boulevard, Houston, Texas (the “Building”), all as more particularly described in the Lease;
WHEREAS, Landlord has succeeded to all of the rights, interests and obligations of Original Landlord under the Lease; and
WHEREAS, Landlord and Tenant now desire to expand the Existing Premises and further amend the Lease as more particularly described below.
NOW, THEREFORE, for and in consideration of the premises contained herein, and other good and valuable consideration paid by each of Landlord and Tenant to the other, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease is hereby ratified and amended as follows:
1.Definitions. All capitalized terms used herein shall have the same meaning as defined in the Lease, unless otherwise defined in this Second Amendment.
2.    Expansion Space. On and as of the Effective Date, the Existing Premises shall be expanded to include that certain 212 square feet of Net Rentable Area of Interior Mechanical Space on the fifth (5th) floor of the Building (the “Expansion Space”), as depicted on Exhibit A attached hereto, for a term that is co-terminous with the existing Term of the Lease (e.g., August 31, 2026).
3.    Confirmation of Leased Premises. From and after the Effective Date, Landlord and Tenant hereby stipulate and agree that the term “Leased Premises” shall consist of 30,357 square feet of Net Rentable Area in the Building, and shall consist of both the Existing Premises and the Expansion Space.
4.    Condition of the Expansion Space. Tenant hereby agrees to accept the Expansion Space from Landlord in its existing “AS-IS,” “WHERE-IS” and “WITH ALL FAULTS” condition, and

Landlord shall have no obligation whatsoever to refurbish or otherwise improve the Expansion Space at any time during the Term of the Lease.
5.    Base Rent for the Expansion Space. Tenant shall continue to pay Base Rent for the Existing Premises in accordance with the existing terms and provisions of the Lease applicable thereto; as amended herein; provided, however, commencing on the Effective Date and continuing throughout the Term of the Lease, in addition to the Base Rent payable for the Existing Premises, Tenant shall also pay Base Rent for the Expansion Space as follows:

Period	Annual Rate/SF	Annual Base Rent	Monthly Installments
Effective Date – August 31, 2017	$21.80	$4,621.60	$385.13
September 1, 2017 – August 31, 2018	$22.95	$4,865.40	$405.45
September 1, 2018 – August 31, 2019	$24.10	$5,109.20	$425.77
September 1, 2019 – August 31, 2020	$25.30	$5,363.60	$446.97
September 1, 2020 – August 31, 2021	$26.50	$5,618.00	$468.17
September 1, 2021 – August 31, 2022	$27.80	$5,893.60	$491.13
September 1, 2022 – August 31, 2023	$29.10	$6,169.20	$514.10
September 1, 2023 – August 31, 2024	$30.50	$6,466.00	$538.83
September 1, 2024 – August 31, 2025	$31.90	$6,762.80	$563.57
September 1, 2025 – August 31, 2026	$33.35	$7,070.20	$589.18

6.    Net Rentable Area in Building. Notwithstanding anything to the contrary in the Lease, as of the Effective Date, to reflect the addition of the Expansion Space, the Building shall contain 341,393 square feet of Net Rentable Area for all purposes under the Lease.
7.    Additional Rent. Tenant shall continue to pay all items of Additional Rent for the Existing Premises in accordance with the terms and provisions of the Lease applicable thereto. Commencing from and after the Expansion Date, Tenant shall also pay Additional Rent for the Expansion Space, including, without limitation, Tenant’s pro rata share of Operating Expenses, and, notwithstanding anything to the contrary in the Lease, “Tenant’s pro rata share” for the Leased Premises shall be 8.6554% (equal to 29,549 square feet of Net Rentable Area in the Leased Premises (excluding the 808 sf Exterior Mechanical Space)/341,393 square feet of Net Rentable Area in the Building) for all purposes under the Lease.
8.    Brokers. Landlord and Tenant each warrants and represents to the other that each has had no dealings with any broker or agent in connection with the negotiation or execution of this Second Amendment, and Landlord and Tenant agree to indemnify and hold the other harmless from and against any and all costs, expenses or liability for commissions or other compensations or charges claimed by any broker or agent, claiming by, through, or under such indemnifying party with respect to this Second Amendment.
9.    Miscellaneous.
(a)    Amendment to Lease. The parties acknowledge and agree that the Lease has not been amended or modified in any respect, other than by this Second Amendment, and there are no other agreements of any kind currently in force and effect between the parties.
(b)    Counterparts. For the convenience of the parties any number of counterparts hereof may be executed, and each such executed counterpart shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. Facsimile or .PDF transmission of an executed counterpart of this Second Amendment shall be deemed to constitute due and sufficient delivery of such counterpart, and such facsimile or .PDF signatures shall be deemed original signatures for purposes of enforcement and construction of this Second Amendment.
(c)    Entire Agreement. The Lease, as amended by this Second Amendment, sets forth all covenants, agreements and understandings among the parties with respect to the subject matter hereof and there are no other covenants, conditions or understandings, either written or oral, between the parties hereto except as set forth in the Lease and this Second Amendment.
(d)    Full Force and Effect. Except as expressly amended hereby, all other items and provisions of the Lease remain unchanged and continue to be in full force and effect.
(e)    Conflicts. The terms of this Second Amendment shall control over any conflicts between the terms of the Lease and the terms of this Second Amendment.
(f)    Authority of Tenant. Tenant warrants and represents unto Landlord that (i) Tenant has full right and authority to execute, deliver and perform this Second Amendment; and (ii) the person executing this Second Amendment was authorized to do so.
(g)    Capitalized Terms. Capitalized terms not defined herein shall have the same meanings attached to such terms under the Lease.
(h)    Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(i)    Governing Law. This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of Texas, with venue in connection with any legal action thereunder being in Harris County, Texas.

SIGNATURE PAGE TO SECOND AMENDMENT TO LEASE AGREEMENT
BY AND BETWEEN LIFE SCIENCE PLAZA INVESTMENT GROUP, LP, AS LANDLORD,
AND BELLICUM PHARMACEUTICALS, INC., AS TENANT

IN WITNESS WHEREOF, Landlord and Tenant, acting herein by duly authorized individuals, have caused these presents to be executed as of the Effective Date set forth herein.

LANDLORD:

LIFE SCIENCE PLAZA INVESTMENT GROUP, LP,
a Delaware limited partnership,

By:    Life Science Plaza GP, Inc.,
a Delaware corporation,
its general partner

By:    /s/ Samuel DePoy
Samuel DePoy,
            Secretary

Date:     September 26, 2016

TENANT:

BELLICUM PHARMACEUTICALS, INC.,
a Delaware corporation

By:    /s/ Thomas J. Farrell
Name:    Thomas J. Farrell
Title:    President & CEO

Date:    September 20, 2016

[End of signatures]

EXHIBIT A

EXPANSION SPACE: